UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

InterCloud Systems, Inc., a Delaware corporation (the “Company”, “we,” “us,” or “our”) entered into a Bridge Financing Agreement, effective as of December 3, 2014 (the “Agreement”), with a third party (the “Lender”), whereby we issued to the Lender for gross proceeds of $2,375,000 (i) a senior secured note, dated December 3, 2014, in the aggregate principal amount of $2,500,000 with interest accruing at the rate of 12% per annum (the “Note”) and (ii) a four-year warrant, dated December 3, 2014, exercisable for up to 250,000 shares of our common stock at an exercise price of $5.00 per share, subject to adjustment as set forth therein (the “Warrant”). The Note matures upon the earlier of: (x) the date one hundred and eighty (180) days from December 3, 2014 or (y) the date of a Major Transaction (as defined in the Agreement). In addition, upon maturity of the Note, the Company must pay the Lender additional interest in cash, which such interest accrues over the term of the Note at the rate of 4% per annum. The Note is secured by (i) a first priority security interest in and to all Accounts Receivable (as defined in the Agreement) of the Company and its subsidiaries, except those of VaultLogix, and (ii) a first priority security interest and lien on all Collateral (as defined in the Agreement) of the Company and its subsidiaries, which lien and security interest will only go into effect at such time as White Oak Global Advisors, LLC (“White Oak”) releases (or is deemed to have released pursuant to the applicable documents between it and the Company), its respective liens and security interest on any Collateral of the Company and the Company’s obligation to grant, pledge or otherwise assign a lien in favor of White Oak is terminated (pursuant to the applicable documents between White Oak and the Company). The net proceeds of the Note were used to repay the Company’s obligations to 31 Group, LLC (“31 Group”) pursuant to the note issued to 31 Group by the Company on July 1, 2014 and for working capital purposes to support the continued growth of the Company. In connection therewith, 31 Group released its security interest and lien in the collateral of the Company securing the note.

Aegis Capital Corp., a registered broker/dealer, served as the placement agent in connection with this financing and, in exchange for its services, received a placement agent fee equal to 3.5% of the net proceeds from the financing.

The foregoing description of the Agreement, the Note and the Warrant does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein. The provisions of the Agreement, the Note and the Warrant, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Bridge Financing Agreement, effective as of December 3, 2014, between InterCloud Systems, Inc. and the Lender party thereto.

10.2	12% Senior Secured Note, dated December 3, 2014, issued by InterCloud Systems, Inc. to the Lender party thereto.

10.3	Warrant, dated December 3, 2014, issued by InterCloud Systems, Inc. to the Lender party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: December 8, 2014	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Bridge Financing Agreement, effective as of December 3, 2014, between InterCloud Systems, Inc. and the Lender party thereto.

10.2	12% Senior Secured Note, dated December 3, 2014, issued by InterCloud Systems, Inc. to the Lender party thereto.

10.3	Warrant, dated December 3, 2014, issued by InterCloud Systems, Inc. to the Lender party thereto.

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